Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

In connection with the Annual Report of Tara Gold Resources Corp. (the “Company”) on Form 10-KSB for the period ending December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), Francis Richard Biscan, Jr., the Principal Executive Officer, and Clifford A. Brown, the Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

April 4, 2008

By: /s/ Francis R. Biscan, Jr.

Francis Richard Biscan, Jr.

Principal Executive Officer

April 4, 2008

By:/s/ Clifford A. Brown

Clifford A. Brown,

Principal Financial and Accounting Officer